UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2014

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

On November 6, 2014 Cytori Therapeutics, Inc. (Company) issued a press release announcing its financial results for the third quarter ended September 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 2.02 in this report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 2, 2014, E. Carmack Holmes, M.D., 76, notified Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), of his decision to retire from the Company’s Board of Directors, such retirement to be effective December 31, 2014. Dr. Holmes’ decision to retire as a director did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company issued a press release announcing the retirement of Dr. Holmes.  A copy of the press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Cytori Therapeutics, Inc. Press Release, dated November 6, 2014 *

*
Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: November 6, 2014	By: /s/ Tiago Girao
Tiago Girao
VP of Finance and Chief Financial Officer